T. ROWE PRICE GROUP, INC.
2017 NON-EMPLOYEE DIRECTOR EQUITY PLAN

1.    History; Effective Date.

T. Rowe Price Group, Inc., a Maryland corporation (“Price Group”), has established the T. Rowe Price Group, Inc. 2017 Non-Employee Director Equity Plan, as set forth herein, and as the same may be amended from time to time (“Plan”). The Plan is intended to benefit Price Group by providing Non‑Employee Directors of Price Group with a proprietary stake in Price Group’s future success and, thereby, aligning their interests with those of Price Group’s stockholders. The Plan was adopted by the Board of Directors of Price Group (“Board”) on February 16, 2017, and is effective as of the date that it is approved by the stockholders of Price Group (“Effective Date”). The Plan will serve as a successor to the T. Rowe Price Group, Inc. Amended and Restated 2007 Non-Employee Director Equity Plan (“Prior Plan”) which by its terms expires on April 12, 2017.

Under the Plan, Price Group may grant Non-Employee Directors equity compensation (“Awards”) in the form of restricted shares of common stock of Price Group (“Common Stock”), stock units for deferred delivery of Common Stock, and options for the purchase of Common Stock.

2.    Terminology.

Capitalized words used in the Plan or an Award agreement issued under the Plan shall have the meaning set forth in the glossary at Section 13 of the Plan.

3.    Administration.

The Plan Administrator has full authority and discretion to administer the Plan. This authority includes, without limitation, authority to (a) interpret and construe any provision of the Plan and the terms of any Award granted under it; (b) modify in its discretion the Value and/or number, timing, vesting and/or other terms of Awards to be granted pursuant to Section 5 of the Plan without requiring stockholder approval thereof; provided that any such modification of the Value and/or number of Awards does not result in exceeding the maximum annual cap per Non-Employee Director set forth under Section 5(a) of the Plan; and (c) in general, make all other determinations advisable for the administration of the Plan to achieve its stated purpose. This authority also includes the authority, as the Plan Administrator may deem necessary or advisable, to adopt such rules, regulations, agreements, guidelines and instruments for administering the Plan and for conducting the Plan Administrator’s business. A majority of the members of the Plan Administrator shall constitute a quorum for the transaction of business and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before that meeting. In lieu of a meeting, the Plan Administrator may take action by unanimous written consent. Decisions of the Plan Administrator shall be final and binding on all parties. The Plan Administrator shall have the power to delegate all or any of its non‑discretionary duties to one or more designees. To the maximum extent permitted by law, no member of the Plan Administrator or its designees shall be liable for any action taken or decision made in good faith relating to the Plan or any Award. To the maximum extent permitted by law and by Price Group’s charter and by-laws, the members of the Plan Administrator and its designees shall be indemnified by Price Group in respect of all their activities under the Plan.

4.    Stock Reserved for the Plan.

(a)Initial Share Pool. Subject to adjustments as provided in Section 8 of the Plan, the aggregate number of shares of Common Stock as of the Effective Date that may be issued pursuant to Awards to be granted under the Plan is 400,000 shares (“Share Pool”).

(b)    Share Accounting. Upon the grant of an Award, the Share Pool set forth in Section 4(a) shall be reduced by one share of Common Stock for every one share made subject to such Award to determine the number of Awards that may be granted thereafter.

(c)    Restoration of Shares. If any Award, or portion of an Award, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated or canceled as to any shares, in any such case without the issuance of shares, the shares subject to such Award or portion of such Award, as applicable, shall be restored to the Share Pool and shall thereafter be available for grant of Awards under the Plan.

(d)    Source of Shares. Price Group shall reserve for issuance pursuant to the Plan such number of shares of Common Stock as may from time to time be granted and/or are subject to outstanding Awards. The source of the shares of Common Stock issued pursuant to the Plan shall be authorized and unissued shares under Price Group’s charter, including such shares purchased on the open market or derived from any other proper source.

5.    Grants of Awards.

(a)    Cap on Awards Per Director. From time to time, the Plan Administrator, in its discretion, shall determine the Value and/or number, timing and terms of Awards to be granted under the Plan; provided, however, that no person shall receive Awards under the Plan in a single calendar year the aggregate Value of which, measured on the respective grant date(s), exceeds USD$500,000.

(b)    Initial Director Award. Unless determined otherwise by the Plan Administrator, each person first elected or appointed as a Non‑Employee Director on or after the Effective Date, shall be granted, as of the close of business on the date of the first regular meeting of the Board held on or after the date of such Non-Employee Director’s election or appointment, an Initial Director Award having a Value on the date of grant of USD$300,000, in such form as the Non‑Employee Director shall have elected pursuant to Section 7; provided, however, that if the person first becomes a Non-Employee Director by being elected at an Annual Meeting, the Initial Director Award to that person shall be granted on the first Business Day after such Annual Meeting. The number of shares of Common Stock to be made subject to an Award under this Section 5(b) shall be rounded to the nearest whole share (rounding up for 0.5 shares) when calculating the number of shares that equate to the specified Value.

(c)    Former Employees. Notwithstanding the provisions of Section 5(b) above, a person who was an employee of Price Group or any of its subsidiaries or affiliates at any time within three years before becoming a Non-Employee Director shall not be entitled to receive an Initial Director Award.

(d)    Equity Compensation Awards. Unless determined otherwise by the Plan Administrator, each Non‑Employee Director shall be granted, on the first Business Day after each Annual Meeting, inclusive of the Annual Meeting that coincides with the Effective Date, an Equity Compensation Award having a Value on the date of grant of USD$200,000, in such form as the Non‑Employee Director shall have elected pursuant to Section 7. The number of shares of Common Stock to be made subject to an Award under this Section 5(d) shall be rounded to the nearest whole share (rounding up for 0.5 shares) when calculating the number of shares that equate to the specified Value.

(e)    Non-duplication of Grants. Notwithstanding the provisions of Section 5(d) above, an Equity Compensation Award will not be granted to a Non-Employee Director during the calendar year in which the Non‑Employee Director receives his or her Initial Director Award under the Plan or the Prior Plan.
(f)    Director Fee Award. Subject to the single calendar year aggregate Value limit on awards to a Non-Employee Director in Section 5(a), effective for Plan Years beginning on or after January 1, 2020, a Non-Employee Director may, under such terms as may from time to time be established by the Plan Administrator, or its designee, elect, pursuant to Section 7(f), to defer whatever portion of the Non-Employee Director’s Director Fees may be deferred under this Section 5(f) in return for a Director Fee Award in the form of Stock Units. The number of shares of Common Stock to be made subject to a Director Fee Award under this Section 5(f) for a Plan Year shall be rounded to the lesser of (i) the nearest whole number of shares of Common Stock (rounding up for 0.5 shares) that represents the total Value on any applicable grant date of all Director Fees for the Plan Year that are subject to an election under Section 7(f), and (ii) that whole number of Common Shares with a Value, measured on the respective grant dates, that when added to the Value of any other award to which the Non-Employee Director is entitled under this Article 5 does not exceed the single calendar year aggregate Value limit on Awards to Non-Employee Director contained in Section 5(a). Unless determined otherwise by the Plan Administrator, each Director Fee Award shall be granted, on the first Business Day after the Director Fees to which such award relates would otherwise have been paid to the Non-Employee Director.

(g)    Grant Eligibility. No individual shall be granted an Award under the Plan unless such individual is a Non-Employee Director on the applicable grant date.

(h)    Modification of Awards. The Plan Administrator in its discretion may modify the Value, number and/or timing of the Awards to be granted pursuant to the provisions of Sections 5(b) and 5(d) above without stockholder approval, provided that any such modification of the Value and/or number of Awards does not result in exceeding the maximum annual cap per Non-Employee Director set forth under Section 5(a) of the Plan. Notwithstanding anything herein to the contrary, the Plan Administrator may specify the nature of Award to be granted as Initial Equity Awards and/or Equity Compensation Awards, in lieu of providing Non-Employee Directors the opportunity to elect the nature of Award they wish to receive, provided that the Plan Administrator complies with the provisions of Section 409A of the Code when making and implementing such a determination.

6.    Nature and Terms of Awards.

(a)    Nature of Awards. The Plan enables the grant of Awards in any of the following forms as determined from time to time in the discretion of the Plan Administrator: (i) restricted shares of Common Stock that are nontransferable and subject to forfeiture prior to becoming vested (“Restricted Shares”); (ii) stock units providing for deferred delivery of Common Stock (“Stock Units”); and (iii) nonstatutory options for the purchase of Common Stock (“Options”).

(b)    Holding Period Requirements. All shares of Common Stock issued under an Award shall be subject to any restrictions imposed by law, the rules and regulations of any exchange or trading market on which Price Group’s securities are then traded, and any then-applicable stock ownership and retention guidelines for directors of Price Group.

(c)    Vesting and Forfeiture of Awards. Unless determined otherwise by the Plan Administrator, Awards in the form of Restricted Shares, Stock Units and Options shall be subject to the following vesting and forfeiture provisions.

(i)    Such Awards upon grant shall be unvested and subject to a risk of forfeiture.

(ii)    Such Awards granted as Initial Director Awards, and all accrued dividends and/or unvested Dividend Equivalents attributed to such Initial Director Awards, will become vested and no longer subject to risk of forfeiture on the earliest of the following dates (A) the first anniversary of the grant date of the Award, (B) the Non-Employee Director’s date of death, (C) the date on which the Non-Employee Director becomes Totally and Permanently Disabled, or (D) the date on which a Change in Control occurs; provided that the Non‑Employee Director to whom the Award was granted is a member of the Board on the applicable vesting date.

(iii)    Such Awards granted as Equity Compensation Awards, and all accrued dividends and/or unvested Dividend Equivalents attributed to such Equity Compensation Awards, will become vested and no longer subject to risk of forfeiture on the earliest of the following dates (A) the day immediately prior to the Annual Meeting that occurs in the next calendar year following the year in which the grant date occurs, (B) the Non-Employee Director’s date of death, (C) the date on which the Non-Employee Director becomes Totally and Permanently Disabled, or (D) the date on which a Change in Control occurs; provided that the Non‑Employee Director to whom the Award was granted is a member of the Board on the applicable vesting date.

(iv)    If the Non-Employee Director ceases to be a member of the Board for any reason other than death, becoming Totally and Permanently Disabled, or the occurrence of a Change in Control, all unvested Awards, and all accrued dividends and/or unvested Dividend Equivalents attributed to such unvested Awards, will be forfeited upon such cessation without any consideration paid therefor.

(v)    Stock Units granted as Director Fee Awards will be fully vested and nonforfeitable on the grant date.

(d)    Transferability of Awards. Awards are not transferable by the Non-Employee Director otherwise than by will or the laws of descent and distribution and shall not be subject in any manner to alienation, anticipation, sale, exchange, assignment, pledge, encumbrance, or garnishment, or in any other manner made subject to a hedge transaction or a put or call contract; provided, however, that with the consent of the Plan Administrator, Restricted Shares and Options (but not Stock Units) may be transferred to a family member or a trust, partnership or the like for the benefit of the Non-Employee Director or such family members. The Plan Administrator shall not permit any transfer for value of an Award (other than shares of Common Stock received in connection with an Award of Restricted Shares after the date that the Award has become vested) and the permitted transferee of an unvested Award shall receive the Award subject to the same risk of forfeiture as applied to the Non-Employee Director transferor. No assignment or transfer of an Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will, the laws of descent and distribution or by consent of the Plan Administrator, shall vest in the assignee or transferee any interest or right therein whatsoever, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

(e)    Terms of Stock Units.

(i)    Stock Units represent an unfunded promise of Price Group to deliver shares of Common Stock, or in limited circumstances the cash equivalent of such shares, to the Non‑Employee Director or the Non‑Employee Director’s estate, as applicable, at a future date subject to satisfaction of certain conditions but no shares of Common Stock are issued upon the grant of Stock Units. Stock Units shall be settled, to the extent vested, upon the Non‑Employee Director’s Termination Date, unless the Non‑Employee director is a “specified employee” (as defined under Section 409A of the Code and determined in good faith by the Plan Administrator). If a Non-Employee Director is a “specified employee” on the Termination Date, the Stock Units to be settled on account of the occurrence of that Termination Date will be settled within 15 days after the end of the six-month period beginning on that Termination Date or, if earlier, within 15 days after the appointment of the personal representative or executor of the estate after the Non‑Employee Director’s death. Upon settlement, Price Group shall issue to the Non-Employee Director or the Non-Employee Director’s estate, as applicable, a number of shares of Common Stock equal to the number of whole, vested Stock Units then credited to the Non‑Employee Director’s Account; any fractional Stock Units will be settled in cash. In the event that a Change in Control occurs, the provisions of Section 8(b) of the Plan shall control notwithstanding anything in this Section 6(e) to the contrary.

(ii)    The grant of a Stock Unit shall not entitle the Non-Employee Director or the Non‑Employee Director’s estate, as applicable, to voting or other rights as a stockholder until shares of Common Stock are issued upon settlement.

(iii)    If Price Group declares a cash dividend payable to the holders of its Common Stock, then, on the dividend payment date, Price Group shall credit Dividend Equivalents to Accounts under this Plan as follows: (A) all such Dividend Equivalents shall be credited in the form of Stock Units the vested or unvested status of which shall align with the vested or unvested status of the Stock Units to which the Dividend Equivalents are attributed, and to the extent unvested such Dividend Equivalents shall be subject to risk of forfeiture until the Stock Units to which they are attributed become vested; (B) such Stock Units shall be settled in shares of Common Stock except as otherwise provided in Section 6(e)(iv) or Section 8(b) of the Plan; (C) such Dividend Equivalents shall be credited on behalf of each Non‑Employee Director who, as of the record date for such dividend, has a Prior Plan Account Balance and/or Stock Units credited to an Account under this Plan; and (D) the number of Stock Units to be credited to the Account as Dividend Equivalents shall be equal to the quotient determined by dividing (a) by (b), where “(a)” is the product of (1) the cash dividend payable per share of Common Stock multiplied by (2) the sum of the Prior Plan Account Balance plus the number of Stock Units credited to the Non-Employee Director’s Account under this Plan as of the record date, and “(b)” is the Fair Market Value of a share of Common Stock on the dividend payment date. If the Account holder’s Stock Units have been settled after the record date but prior to the dividend payment date, any Dividend Equivalents that would be credited pursuant to this Section 6(e)(iii) shall be settled on or as soon as practicable after the dividend payment date. For purposes of Section 409A of the Code, the payment of Dividend Equivalents shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of any Award that gave rise to the Dividend Equivalent.

(iv)    In the event that on a dividend payment date on which Dividend Equivalents are to be credited to Accounts under the Plan the number of shares in the Share Pool then available for grant of Awards under the Plan is insufficient to enable the grant of all such Dividend Equivalents in the form of Stock Units that are settleable in shares of Common Stock, then unless provision is made for grant of such Dividend Equivalents under a successor plan, the Dividend Equivalents to be credited on such date shall be Stock Units that provide for settlement in cash on the relevant settlement date.

(f)    Terms of Restricted Shares.

(i)    The grant of Restricted Shares shall entitle the Non‑Employee Director to all the rights of a stockholder, including voting and rights to receive dividends and distributions with respect to such shares of Common Stock, but the shares shall be subject to transfer restrictions and risk of forfeiture until becoming vested. Notwithstanding the foregoing sentence, the Plan Administrator shall accrue dividends and distributions payable with respect to Restricted Shares and defer the payment thereof, subject to risk of forfeiture, until the Restricted Shares to which they are attributed become vested.

(ii)    The Non-Employee Director will be reflected on Price Group’s books as the owner of record of the shares of Common Stock represented by the Restricted Shares as of the grant date. Price Group will retain the shares in uncertificated book entry form with a notation as to their nontransferability, until the Restricted Shares become vested and nonforfeitable. As soon as practicable after vesting of the Restricted Shares, Price Group will remove any notation of nontransferability of the shares on its books and, unless requested to deliver a share certificate to the Non-Employee Director, or to deliver shares electronically or in certificate form to the Non‑Employee Director’s designated broker on the director’s behalf, for such vested shares, Price Group will retain the shares in uncertificated book entry form.

(g)    Terms of Options.

(i)    Each Option granted under the Plan shall: (A) have an exercise price for each share subject thereto equal to the Fair Market Value of the Common Stock on the grant date; (B) be exercisable once it has become vested; (C) be exercised during the lifetime of the Non‑Employee Director, only by the Non-Employee Director or, during any period the Non‑Employee Director is under a legal disability, by the Non-Employee Director’s guardian or legal representative, unless otherwise determined by the Plan Administrator; (D) terminate and no longer be exercisable, to the extent unvested, when the Non-Employee Director ceases to be a member of the Board for any reason other than death, becoming Totally and Permanently Disabled, or the occurrence of a Change in Control, and to the extent vested, on the earlier to occur of the expiration of ten years after the grant date of such Option or five years after the Non-Employee Director ceases to be a member of the Board for any reason; and (E) provide for payment of the exercise price via cash, check, or tender of shares of Common Stock, by way of a broker-assisted cashless exercise in accordance with procedures established by the Plan Administrator, or any combination thereof.

(ii)    No Option holder shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option until the date a stock certificate or certificates representing such shares is issued or such other evidence of issuance of the shares to the person is entered on the records of Price Group.

(iii)    Except as provided in Section 8 of the Plan, no adjustment for dividends or otherwise shall be made if the record date is prior to the date of issuance of the shares of Common Stock purchased pursuant to exercise of the Option.

7.    Election Procedures.

(a)    Election Timing Rules. Unless determined otherwise by the Plan Administrator, each Non‑Employee Director shall elect the form in which he or she will be granted Awards under the Plan by filing with the treasurer of Price Group, or his designee, an Election Form in accordance with the rules set forth herein.

(b)    Election of Form of Awards. Unless determined otherwise by the Plan Administrator, Non‑Employee Directors may elect to receive their Initial Director Awards and/or Equity Compensation Awards in the form of Restricted Shares or Stock Units. Director Fee Awards shall be received only in the form of Stock Units.

(c)    Elections by New Directors. Each New Director may file an Election Form with the treasurer of Price Group, or his designee, prior to or on the day of becoming a Non‑Employee Director, but must file an Election Form by no later than 14 days after becoming a Non-Employee Director. Such election shall apply to Initial Director Awards and Equity Compensation Awards that are scheduled to be granted, under the terms of Section 5, after the written notice is received by the treasurer of Price Group or his designee.
(d)    Incumbent Directors Serving on the Board as of December 31, 2016. Each Incumbent Director who as of December 31, 2016, was eligible to participate in the Prior Plan shall file an Election Form with the treasurer of Price Group, or his designee, by no later than December 31, 2016. Such election shall apply to Awards under the Plan that are scheduled to be granted, under the terms of Section 5, after the written notice is received by the treasurer of Price Group or his designee.
(e)    Incumbent Directors Not Serving on the Board as of December 31, 2016. Each Incumbent Director who first became a Non‑Employee Director after December 31, 2016 and before the Effective Date may file an Election Form with the treasurer of Price Group, or his designee, prior to or on the day of becoming a Non‑Employee Director, but must file an Election Form by no later than 14 days after becoming a Non-Employee Director. Such election shall apply to Awards under the Plan that are scheduled to be granted, under the terms of Section 5, after the written notice is received by the treasurer of Price Group or his designee.

(f)    Director Fee Awards. Except as provided below, a Non-Employee Director may file an Election Form with the treasurer of Price Group, or his designee, by December 31st of a Plan Year to elect to receive Director Fee Awards with respect to Director Fees related to services performed by the Non-Employee Director during any Plan Year following the Plan Year in which the election is made. Any election to receive Director Fee Awards must be made during the period established by the Plan Administrator, which shall end no later than December 31st of the Plan Year preceding the Plan Year in which the services giving rise to the Director Fees to be received as Director Fee Awards are to be performed. Notwithstanding the foregoing, each New Director may file an Election Form with the treasurer of Price Group, or his designee, prior to but no later than 14 days after becoming a Non-Employee Director electing to receive Director Fee Awards with respect to Director Fees related to services performed by the New Director after the election becomes effective and for the balance of the Plan Year in which the election is made and for Director Fees related to services performed by the Non-Employee Director during any Plan Year following the Plan Year to which the election relates. Any election under this Section 7(f) to receive Director Fee Awards with respect to Director Fees payable in a Plan Year shall be subject to the single calendar year aggregate Value limit on Awards to a Non-Employee Director in Section 5(a).

(g)    Modification of Elections. Election Forms entered into pursuant to Section 7(f) are irrevocable as of the later of (i) the 14th day after a New Director first becomes a Non-Employee Director, and (ii) December 31st of each Plan Year and a Non-Employee Director may not modify an Election Form with respect to Awards to be granted during a Plan Year after the Plan Year has commenced and the Election Form has become irrevocable. Election Forms will remain in effect from year to year unless modified prospectively by the Non-Employee Director for a subsequent Plan Year. A Non‑Employee Director may modify an existing Election Form for any subsequent Plan Year by filing a new Election Form with the treasurer of Price Group, or his designee, by December 31st of the year preceding the Plan Year for which the modification is to become effective. For the avoidance of doubt, a Non-Employee Director may not modify an Election Form with respect to Awards to be granted during a Plan Year after the Plan Year has commenced.

(h)    Default Election. If a Non-Employee Director does not have a valid Election Form in effect at the relevant time that an Initial Director Award or Equity Compensation Award is scheduled to be granted, the Non-Employee Director’s Initial Director Award or Equity Compensation Award, as applicable, shall be made in the form of Stock Units. If a Non-Employee Director does not have a valid Election From with respect to Director Fee Awards in place for a Plan Year, as provided in Sections 7(f) and 7(g), then the Non-Employee Director shall be deemed to have elected to have all of his Director Fees for that Plan Year paid in cash.

8.    Adjustments for Corporate Transactions and Other Events.
(a)Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange, or similar event affecting Price Group, or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, special dividend of cash or other property, share combination or subdivision, recapitalization, or similar event affecting the capital structure of Price Group, that occurs at any time after adoption of the Plan by the Board (including any such event that occurs after such adoption and coincident with or prior to the Effective Date), the Plan Administrator, in its discretion and without the consent of the holders of outstanding Awards, shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted, (ii) the number of shares of Common Stock or other securities covered by each outstanding Award or reflected in the Accounts, the exercise price, if any, and other relevant terms of each outstanding Award, and (iii) all other numerical limitations relating to Awards, whether contained in the Plan or in Award agreements. The Plan Administrator shall determine the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards and amounts reflected in the Accounts as a result of the adjustments to be made under this Section 8(a), which treatment may include the cancellation of fractional shares without payment therefor. The Plan Administrator will make the adjustments and determinations under this Section 8(a), and its determination will be final, binding and conclusive.
(b)    Change in Control Transactions. In the event of any transaction resulting in a Change in Control of Price Group, (A) all outstanding Awards will become fully vested immediately before and contingent upon the Change in Control; (B) all outstanding Options not exercised prior to or upon the Change in Control will terminate at the effective time of such Change in Control unless provision is made by the Board in connection with the transaction for the continuation, assumption or settlement of such Options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof; and (C) all Stock Units credited to Accounts as of the Change in Control will be settled in shares (of either Common Stock or common stock of the surviving or successor entity or a parent thereof) or in cash, all at the discretion of the Board, upon the Change in Control or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Change in Control occurs.

(c)    Other Events. In the event of a change in Price Group’s Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

9.    Amendment, Modification and Termination of the Plan and Awards.

(a)    Amendment, Modification and Termination of the Plan. The Board or the Nominating and Corporate Governance Committee of the Board may amend, modify, or terminate the Plan at any time and from time to time; provided, however, that without the degree of stockholder approval required by Price Group’s charter or bylaws, applicable law, or the rules and regulations of any exchange or trading market on which Price Group’s securities are then traded, neither the Board nor the Nominating and Corporate Governance Committee of the Board may: (a) increase the number of shares of Common Stock that may be issued under the Plan other than as provided under Section 8 of the Plan, (b) modify the share accounting provisions set forth in Section 4 of the Plan, (c) modify the maximum annual cap on Awards per Non‑Employee Director set forth under Section 5(a) of the Plan, or (d) modify the requirements as to eligibility for participation in the Plan. No amendment, modification, or termination of the Plan shall adversely affect the rights of a holder of an Award without the written consent of the holder. In the event that the Plan is terminated, Price Group will continue to maintain the Accounts and settle Stock Units credited thereto only in accordance with the provisions of Section 409A of the Code or any successor thereto. Notwithstanding anything herein to the contrary, the Plan Administrator is authorized to amend the Plan in such manner as it may determine to be necessary or desirable to ensure the Plan’s compliance with Section 409A of the Code or other applicable law or the rules and regulations of any exchange or trading market on which Price Group’s securities are then traded.

(b)    Amendment of Awards. Subject to Section 3 of the Plan, the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Non-Employee Director with respect to an Award without the Non-Employee Director’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Non-Employee Director or Price Group. Any such amendment of an Award shall be undertaken in a manner that complies with Section 409A of the Code to the extent applicable.

10.    Claims Procedure.

(a)    Named Fiduciary. The Plan Administrator shall be the named fiduciary for purposes of this claims procedure.

(b)    Initial Claims. If a Non‑Employee Director or other person does not receive timely payment of any benefits which he or she believes are due and payable under the Plan, the claimant of such benefit must file a written claim with the Plan Administrator within 60 days from the date payment or delivery is refused. The Plan Administrator shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of the Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.

(c)    Appeals. If the claimant desires a second review, he or she shall notify the Plan Administrator in writing within 60 days of the first claim denial. The claimant may review the Plan or any documents relating thereto and submit any written issues and comments he or she may feel appropriate. In its discretion, the Plan Administrator shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan upon which the decision is based.

11.    Compliance With Laws And Regulations.

The Plan, the grant of Awards, and the obligation of Price Group to issue and deliver shares of Common Stock upon the exercise of Options, grant of Restricted Shares, or settlement of Stock Units shall be subject to all applicable foreign, federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. Price Group shall not be required to issue any shares of Common Stock upon the exercise of Options, grant of Restricted Shares, or settlement of Stock Units if the issuance of such shares shall constitute a violation by the Non-Employee Director or Price Group of any provisions of any law or regulation of any governmental authority or national securities exchange. Each Award granted under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (a) the listing, registration or qualification of the shares subject thereto on any securities exchange or trading market or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (b) the consent or approval of any governmental regulatory body, or (c) the making of investment or other representations are necessary or desirable in connection with the issue or purchase of shares subject thereto, no shares of Common Stock may be issued upon grant, settlement, or exercise of any Award unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Plan Administrator. Any determination in this connection by the Plan Administrator shall be final, binding, and conclusive.

12.    Miscellaneous.

(a)    Non-Guarantee of Service. Nothing in the Plan or in any agreement evidencing an Award, nor any action taken pursuant to the Plan, shall confer any right on an individual to continue in the service of Price Group as a Non‑Employee Director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as limiting, interfering with or otherwise affecting the provisions of Price Group’s charter, by-laws or the Maryland General Corporation Law relating to the removal of directors.

(b)    Unfunded Status of Plan. The Plan, with respect to Stock Units credited to Accounts, is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan for a select group of directors under the Employee Retirement Income Security Act of 1974, as amended. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Price Group and a Non‑Employee Director or any other person. To the extent that any Non-Employee Director or other person acquires a right to receive payments from Price Group pursuant to the Plan or any Award made under the Plan, such right shall be no greater than the right of an unsecured general creditor of Price Group.

(c)    Governing Law. The validity, construction and effect of the Plan, of Award agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such Award agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

(d)    Effective Date and Expiration Date. The Plan is effective as of the date on which it is first approved by the stockholders of Price Group. No Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(e)    409A Savings Clause. It is intended that the Plan comply with Section 409A of the Code. The Plan shall be administered, interpreted and construed in a manner consistent with such Code Section. Should any provision of the Plan be found not to comply with the provisions of Section 409A of the Code, it shall be modified and given effect, in the sole discretion of the Plan Administrator and without requiring consent of any Award holder, in such manner as the Plan Administrator determines to be necessary or appropriate to comply with Section 409A of the Code.

13.    Glossary.
Under the Plan and Award agreements issued in connection with the Plan, except where the context otherwise indicates, the following definitions apply:
(a)    “Account” means a bookkeeping reserve account to which Stock Units are credited on behalf of Non-Employee Directors.

(b)    “Annual Meeting” means an annual meeting of the stockholders of Price Group at which members of the Board are to be elected.

(c)    “Award” means a share of Common Stock, Stock Unit, or Option granted under the Plan.

(d)    “Board” means the Board of Directors of Price Group.

(e)    “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York USA are authorized or required to close.

(f)    “Change in Control” means the earliest to occur of any of the following events, construed in accordance with Section 409A of the Code:

(i)    Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, beneficial ownership of 35 percent or more of the total voting power of Price Group’s then outstanding voting securities;

(ii)    A majority of the members of Price Group’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board who were members of the Board prior to the initiation of the replacement; or

(iii)    Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, assets of Price Group that have a total gross fair market value of 50 percent or more of the total gross fair market value of all of the assets of Price Group immediately prior to the initiation of the acquisition.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h)    “Common Stock” means shares of common stock, par value $.20 per share, of Price Group and any capital securities into which they are converted.

(i)    “Director Fees” means the cash payments for the (i) the annual retainer, (ii) any Board or Board committee meeting attendance fee; and (iii) any fee for serving as lead director, or chair or member of a Board committee.

(j)    “Directors Fee Award” means the grant of Awards to a Non-Employee Director pursuant to Section 5(f) of the Plan.

(k)    “Dividend Equivalent” means a right, granted to a Non-Employee Director, to receive Stock Units or cash equal in value to dividends paid with respect to a specified number of shares of Common Stock.

(l)    “Effective Date” means April 26, 2017 or such later date upon which the stockholders of Price Group first approve the Plan.

(m)    “Election Form” means the form prescribed by the Plan Administrator on which a Non‑Employee Director specifies (i) the form in which his or her Initial Director Award or Equity Compensation Awards under the Plan are to be granted, or (ii) that the Director is making an election pursuant to Section 7(f)

(n)    “Equity Compensation Award” means the grant of Awards to a Non‑Employee Director pursuant to Section 5(d) of the Plan.

(o)    “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i)    if the principal market for the Common Stock (as determined by the Plan Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii)    if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii)    if the Common Stock is not listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Plan Administrator in good faith by the reasonable application of a reasonable valuation method.

(p)    “Incumbent Director” means a person who is a Non-Employee Director immediately before and on the Effective Date.

(q)    “Initial Director Award” means the initial grant of Awards to a Non-Employee Director pursuant to Section 5(a) of the Plan or Section 5(a) of the Prior Plan.

(r)    “New Director” means a person who (i) is first elected or appointed as a Non‑Employee Director on or after the Effective Date, or (ii) first becomes a Non‑Employee Director on or after the Effective Date.

(s)    “Non-Employee Director” means a member of the Board who, at the relevant time, is not an employee of Price Group or of any direct or indirect subsidiary or affiliate of Price Group.

(t)    “Option” means a nonstatutory option to purchase shares of Common Stock from Price Group at a specified price.

(u)    “Plan” means this T. Rowe Price Group, Inc. 2017 Non-Employee Director Equity Plan, as amended from time to time.

(v)    “Plan Administrator” means the Nominating and Corporate Governance Committee of the Board.

(w)    “Plan Year” shall be the twelve-month period coinciding with the calendar year; provided, however, that the first Plan Year shall be a shorter period commencing on the Effective Date and ending on December 31, 2017.

(x)    “Price Group” means T. Rowe Price Group, Inc., a Maryland corporation.

(y)    “Prior Plan” means the T. Rowe Price Group, Inc. Amended and Restated 2007 Non‑Employee Director Equity Plan.

(z)    “Prior Plan Account Balance” means the number of Stock Units credited to a Non‑Employee Director’s Account under the Prior Plan as of the date the Prior Plan terminates and which Stock Units have not been settled before the record date of the relevant dividend with respect to which a Dividend Equivalent is to be credited pursuant to Section 6(e) of this Plan.

(aa)    “Restricted Shares” means shares of Common Stock that, upon issuance, are nontransferable and subject to forfeiture for a specified period.

(bb)    “Share Pool” means the number of Awards that may be granted under the Plan from time to time, on the basis that one Award represents one share of Common Stock to be issued upon grant or at a subsequent date specified under the terms of the Award.

(cc)    “Stock Unit” means a share equivalent credited to a Non‑Employee Director’s Account and which represents Price Group’s unfunded promise to deliver one share of Common Stock, or the cash equivalent thereof, upon a specified future event or date.

(dd)    “Termination Date” means the date on which a Non-Employee Director ceases to serve as a member of the Board and has otherwise incurred a “separation from service” within the meaning of Section 409A of the Code.

(ee)    “Total and Permanent Disability” means that a Non-Employee Director is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Non-Employee Director’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Non-Employee Director participates and which conditions the right to receive benefits under such program on the Non-Employee Director being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Non-Employee Director’s death or result in death. The Administrator shall have sole authority to determine whether a Non-Employee Director has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Non-Employee Director’s condition.

(ff)     “Value” means, with respect to Restricted Shares and Stock Units, the product of the number of shares of Common Stock subject to the Award multiplied by the Fair Market Value per share on the grant date, and with respect to Options, the grant date fair value computed using the Black-Scholes option-pricing model and applying the same assumptions for volatility, risk-free interest rate, dividend yield, and expected life in the option-pricing model as used for U.S. Generally Accepted Accounting Principles financial reporting.

{End of Plan}

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